UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)   OCTOBER 13, 2010

Presidential Realty Corporation
(Exact name of registrant as specified in its charter)

DELAWARE	1-8594	13-1954619
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

180 South Broadway, White Plains, New York		10605
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		(914) 948-1300

No change since last Report
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 8.01.	Other Events

Attached as Exhibit 99.1 is a copy of a press release issued by Presidential, dated October 13, 2010, announcing that it has postponed its Annual Meeting of Stockholders, originally scheduled to be held on October 26, 2010, as it continues to review a number of strategic alternatives.

Additional Information and Where You Can Find It

This Form 8-K is not a solicitation of a proxy, an offer to purchase nor a solicitation of an offer to sell shares of Presidential Realty, and it is not a substitute for any proxy statement or other filings that may be made with the Securities and Exchange Commission (the “SEC”) with respect to a proposal to seek stockholder approval of a plan of liquidation or any other transaction that may require stockholder approval.  When such documents are filed with the SEC, investors will be urged to thoroughly review and consider the final proxy statement and any other documents filed with the SEC as they will contain important information. Any such documents, once filed, will be available free of charge at the SEC's website (www.sec.gov).

Presidential Realty and its directors, executive officers and other members of their management may be deemed to be soliciting proxies from stockholders of Presidential Realty in favor of a proposal to seek stockholder approval of a plan of liquidation or any other transaction that may require stockholder approval.  Investors and stockholders may obtain more detailed information regarding the direct and indirect interests in such plan of liquidation of persons who may, under the rules of the SEC, be considered participants in the solicitation of these stockholders in connection with the proposal by reading the preliminary and definitive proxy statement relating thereto when filed with the SEC. Information about the directors and executive officers of Presidential Realty may be found in its Amendment to its Annual Report on Form 10-K filed on April 28,2010.  These documents are available free of charge once available at the SEC's web site at www.sec.gov.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

Exhibit	Description

99.1	Press Release of the Company, dated October 13, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 14, 2010
PRESIDENTIAL REALTY CORPORATION

By:	/s/ Jeffrey F. Joseph
Jeffrey F. Joseph
President

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release of the Company, dated October 13, 2010.